EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Michael Jardon, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended June 30, 2024 of Expro Group Holdings N.V.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the three months covered by this report.

Date:  August 13, 2024

/s/ Michael Jardon

Michael Jardon

President and Chief Executive Officer